EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-1377
damon@spotlightmarcom.com

Griffin-American Healthcare REIT III and Griffin-American Healthcare REIT IV

Announce Definitive Agreements to Merge and

Acquire American Healthcare Investors

Transactions will result in a self-managed, diversified healthcare REIT with a gross investment value of $4.2 billion, well-positioned for a potential future listing on a national stock exchange as the 11th largest healthcare REIT globally

IRVINE, Calif. (June 24, 2021) – Griffin-American Healthcare REIT III, Inc. (“GAHR III”) and Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”) announced today that they have entered into a definitive merger agreement pursuant to which GAHR IV will acquire GAHR III (the “REIT merger”) in a tax-free, stock-for-stock transaction that will create a combined company with a gross investment value1 of approximately $4.2 billion in healthcare real estate assets. Upon completion of the merger, the newly combined company, to be renamed American Healthcare REIT, Inc. (“American Healthcare REIT”), will be the 11th largest healthcare-focused real estate investment trust (“REIT”) globally.2

In addition, GAHR III also announced today that it has entered into a definitive agreement to acquire the business and operations of American Healthcare Investors, LLC (“AHI”), the co-sponsor of both REITs, and the external advisors of GAHR III and GAHR IV. This acquisition (the “AHI acquisition”), is expected to take place immediately prior to the REIT merger. Following the REIT merger and AHI acquisition, American Healthcare REIT will have a fully integrated management platform with capabilities in acquisitions, asset management, finance, accounting and tax, that are expected to result in operational cost savings of approximately $21 million annually. More than 100 employees of AHI, including its three founders, will become employees of the newly combined company. Immediately upon the completion of the REIT merger and AHI acquisition, Jeff Hanson will be named executive chairman of American Healthcare REIT, Danny Prosky will be named president and chief executive officer, and Mathieu Streiff will be named chief operating officer. All other AHI executives and employees will retain similar roles and titles that they currently have with AHI as part of American Healthcare REIT. In order to further strengthen alignment of interests, all of the consideration paid for the AHI acquisition will be in the form of operating partnership units of GAHR III’s operating partnership, which units may be converted into American Healthcare REIT stock and will be subject to customary long-term lock-ups.

“We are excited about the opportunities this transformative tri-party transaction creates for both GAHR III and GAHR IV, their stockholders and American Healthcare REIT’s goal for a planned future listing on a national stock exchange,” said Jeff Hanson, chairman and chief executive officer of GAHR III and GAHR IV. “We believe that merging these complementary portfolios together, along with the sponsor company, will create a portfolio with meaningful scale and diversification, as well as drive significant operating efficiencies and earnings accretion for stockholders, well-positioning the company for future growth that should be rewarded in the public markets.”

The combined company will own an approximately 19 million-square-foot international portfolio of healthcare real estate comprised of 314 medical office buildings, senior housing communities, skilled nursing facilities and other real estate-related investments with a gross investment value1 of $4.2 billion.

The REIT merger was negotiated on behalf of GAHR III and GAHR IV by their respective special committees, each of which is composed exclusively of three independent directors, along with each special committee’s independent financial and legal advisors. The boards of directors of GAHR III and GAHR IV approved the REIT merger, which pursuant to the merger agreement contemplates the consummation of the AHI acquisition prior to the consummation of the REIT merger, upon the unanimous recommendation of each of their special committees. GAHR III’s special committee also negotiated the AHI acquisition on behalf of GAHR III, and the board of directors of GAHR III approved the AHI acquisition upon the unanimous recommendation of GAHR III’s special committee.

The proposed transactions are expected to close in the fourth quarter of 2021, subject to certain closing conditions, including the approval of the REIT merger by both GAHR III and GAHR IV stockholders.

Anticipated Strategic Benefits

•	Larger, More Broadly Diversified Portfolio

•

Greater Size and Scale. Management of the companies (“the management team”) believes that American Healthcare REIT will have the scale to attract institutional investors in the public market to fuel continued growth with a lower cost of capital

•

Broader Geographic Diversification. A combination of the companies creates a well-diversified national and international portfolio while maintaining strategic concentrations in strong Midwest, Southeast, and Northeast U.S. markets with positive fundamentals and growth opportunities

•

Broader Tenant and Operator Diversification. American Healthcare REIT will have a more diversified roster of credit healthcare systems and established operators, which the management team believes will help position American Healthcare REIT favorably with institutional investors

•	IPO/Listing Preparation

•	The management team believes the REIT merger and AHI acquisition will position the combined company favorably for a future listing on a national stock exchange

•	The independent directors and executive management are planning for a listing by the end of 2022, subject to the closing of the proposed transactions and market conditions

•

The acquisition of the AHI platform will result in a fully integrated, self-managed REIT, which the management team believes should support much stronger earnings multiples/valuations in a public listing compared to externally managed REITs

•	Accretion Benefit from Merger and AHI Acquisition Expense Reductions

•

The management team believes the REIT merger will drive general and administrative efficiencies and cost savings that will accrue to stockholders immediately and is anticipated to result in enhanced long-term value

•	The AHI acquisition is expected to drive approximately $21 million annually in cash accretion to stockholders, further enhancing long-term value

•

The cash flow benefits that result from the transactions are expected to provide near-term investor distribution policy flexibility; the post-merger distribution rate is expected to be $0.40 per share annually, subject to approval by the board of directors of the combined company

•	Depth of Team and Enhanced Alignment of Interests

•	AHI is currently one of the largest privately held healthcare real estate investment firms globally based upon assets under management and possesses a strong track record for driving stockholder value

•	Over the past 15 years, the management team raised $6.7 billion in equity and acquired $9.1 billion in healthcare real estate across the United States, the United Kingdom and the Isle of Man.

•

100% of the purchase price of AHI will be paid in the form of operating partnership units that may later be converted into American Healthcare REIT stock, subject to market lock-up provisions, further enhancing already significant, long-term alignments of interests between the management team and REIT stockholders

•	The Management Team Believes that Healthcare Real Estate Remains a Highly Attractive Asset Class

•	The management team believes that powerful demographic trends will provide tailwinds for healthcare real estate for years to come as the asset class continues its recovery from the COVID-19 pandemic

Transaction Terms

In exchange for each share of GAHR III common stock, GAHR III stockholders will receive 0.9266 of a share of GAHR IV Class I common stock. On a pro forma fully diluted basis, upon the closing of the REIT merger and AHI acquisition, current GAHR III stockholders will own approximately 65.2 percent of American Healthcare REIT, GAHR IV stockholders will own approximately 29.7 percent, the management team will own approximately 2.3 percent and other sellers in the AHI acquisition will own approximately 2.8 percent. The three founding principals of AHI are currently among the single largest individual investors in both REITs.

Advisors

Robert A. Stanger & Co., Inc., Truist Securities and KeyBanc Capital Markets are acting as financial advisors to the special committee of the board of directors of GAHR III, the special committee of the board of directors of GAHR IV and AHI, respectively. DLA Piper LLP (US) and Sullivan & Cromwell LLP are acting as legal counsel to the special committees of the board of directors of GAHR III and GAHR IV, respectively. Morrison & Foerster LLP is acting as legal counsel to AHI. Morris, Manning & Martin, LLP is acting as legal counsel to GAHR IV.

(1)	Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company’s pro-rata ownership.
(2)	Based on gross investment value as of March 31, 2021, as provided by KeyBanc Capital Markets.

About Griffin-American Healthcare REIT III, Inc.

Griffin-American Healthcare REIT III, Inc. invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing communities, skilled nursing facilities, hospitals and other healthcare-related investments. GAHR III qualified to be taxed as a REIT for federal income tax purposes beginning with its taxable year ended December 31, 2014 and intends to continue to qualify to be taxed as a REIT. GAHR III is co-sponsored by AHI and Griffin Capital Company, LLC. For more information regarding GAHR III, please visit www.HealthcareREIT3.com.

About Griffin-American Healthcare REIT IV, Inc.

Griffin-American Healthcare REIT IV, Inc. invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing communities and skilled nursing facilities. GAHR IV qualified to be taxed as a REIT for federal income tax purposes beginning with its taxable year ended December 31, 2016 and intends to continue to qualify to be taxed as a REIT. GAHR IV is co-sponsored by AHI and Griffin Capital Company, LLC. For more information regarding GAHR IV, please visit www.healthcarereitiv.com.

About American Healthcare Investors, LLC

American Healthcare Investors, LLC is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. AHI is one of the largest privately-held healthcare real estate investment firms globally, managing an approximately 19 million-square-foot portfolio with a gross investment value of approximately $4.2 billion, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of March 31, 2021, this international portfolio includes approximately 314 buildings comprised of medical office buildings, senior housing communities, skilled nursing facilities and hospitals located throughout the United States, the United Kingdom and Isle of Man. The company and its principals have completed approximately $27 billion in aggregate acquisition and disposition transactions, approximately $17 billion of which have been healthcare-related. AHI is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding AHI, please visit www.AmericanHealthcareInvestors.com.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed REIT merger, GAHR IV will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a Joint Proxy Statement/Prospectus jointly prepared by GAHR III and GAHR IV, and other related documents. The Joint Proxy Statement/Prospectus will contain important information about the merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY GAHR III AND GAHR IV WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GAHR III, GAHR IV AND THE PROPOSED MERGER. Investors and stockholders of GAHR III and GAHR IV may obtain free copies of the registration statement, the Joint Proxy Statement/Prospectus and other relevant documents filed by GAHR III and GAHR IV with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by GAHR III and GAHR IV with the SEC are also available free of charge on GAHR III’s and GAHR IV’s websites at www.healthcarereit3.com and www.healthcarereitiv.com, respectively.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

GAHR III and GAHR IV, their respective directors and officers, and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed REIT merger. Information regarding GAHR III’s directors and executive officers can be found in GAHR III’s 2020 Annual Report on Form 10-K filed with the SEC on March 25, 2021. Information regarding GAHR IV’s directors and executive officers can be found in GAHR IV’s 2020 Annual Report on Form 10-K filed with the SEC on March 26, 2021. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the REIT merger if and when they become available. These documents are available free of charge on the SEC’s website and from GAHR III or GAHR IV, as applicable, using the sources indicated above.

NO OFFER OR SOLICITATION

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed REIT merger.

Forward-Looking Statements

This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the REIT merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger or acquisition agreements; the inability of GAHR III or GAHR IV to obtain the approval of the REIT merger from its stockholders or the failure to satisfy the other conditions to completion of the REIT merger; GAHR III’s inability to consummate the AHI acquisition; the ability of the combined company to achieve the expected operational efficiencies and cost savings or to engage in a future listing on a national stock exchange; the ability to attract institutional investors; risks that the board of directors of the combined company will not authorize distributions at the expected rate, or at all; risks related to disruption of management’s attention from the ongoing business operations due to the REIT merger and AHI acquisition; availability of suitable investment opportunities; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of GAHR III and GAHR IV and the real estate industries in which they operate, including with respect to occupancy rates, rent deferrals and the financial condition of their respective tenants and operators; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of GAHR III or GAHR IV; and other factors, including those set forth in the Risk Factors section of GAHR III’s and GAHR IV’s most recent Annual Reports on Form 10-K for the year ended December 31, 2020, as updated by GAHR III’s and GAHR IV’s subsequent Quarterly Reports on Form 10-Q for the period ended March 31, 2021, filed with the SEC, and other reports filed by GAHR III and GAHR IV with the SEC, copies of which are available on the SEC’s website, www.sec.gov. GAHR III and GAHR IV undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.